Exhibit 23.1


                    CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (SEC File No. 333-65859) and Form S-8 (SEC File No. 333-66641) of our report dated February 21, 2000 relating to the consolidated financial statements of MCSi, Inc. (the "Company") included in the Company's Annual Report on Form 10-K for the year ended December 31, 1999.




/s/ PricewaterhouseCoopers LLP
Cincinnati, Ohio
January 16, 2001






















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